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                                                               Exhibit 99.(i)(2)

[SULLIVAN & WORCESTER LOGO]

Sullivan & Worcester LLP                                          T 617 338 2800
One Post Office Square                                            F 617 338 2880
Boston, MA 02109                                                  www.sandw.com


June 29, 2004


Dryden Municipal Bond Fund
c/o Prudential Investments LLC
Gateway Center Three
Newark, New Jersey 07102

Re:  DRYDEN MUNICIPAL BOND FUND

Ladies and Gentlemen:

Please refer to our opinion letter to you of June 27, 2001, concerning certain matters of Massachusetts law relating to the organization and shares of Dryden Municipal Bond Fund, a trust with transferable shares under Massachusetts law (the "Trust"). At your request, we hereby confirm the opinions stated in that letter, as of the date thereof, and consent to the Trust's filing a copy of that letter as an exhibit to Post-Effective Amendment No. 26 to the Trust's Registration Statement on Form N-1A, Registration No. 33-10649, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 30 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4930, relating to the several series of shares of beneficial interest, $.01 par value, of the Trust. In so consenting, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Please note that our confirmation of the opinions set forth in our letter of June 27, 2001 relates to the Trust and its shares as they then existed, and is based solely on the state of facts prevailing at that time. We have conducted no further investigation of those facts, as they may have changed since June 27, 2001, and our opinions, as so confirmed, should not be understood as relating to the status of the Trust and its shares at the present time.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP


BOSTON NEW YORK WASHINGTON, DC